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                                                                   Exhibit 10.10

                                 PROMISSORY NOTE


$120,000                                             November 2, 1995
                                                     Medford, Massachusetts

     FOR VALUE RECEIVED, the undersigned, Joseph C. Hogan, Jr., an individual with a place of residence at 50 Oak Avenue, Belmont, Massachusetts 02128 (hereinafter called "MAKER"), by this secured promissory note (hereinafter called this "NOTE"), promises unconditionally to pay to the order of ArQule, Inc., a Delaware corporation with a principal place of business at 200 Boston Avenue, Medford, Massachusetts 02166 (hereinafter called "HOLDER"), on or before November 2, 1999 (the "MATURITY DATE"), the principal sum of ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($120,000.00), with interest (computed on the basis of actual days elapsed and a 365-day year) from the date hereof on the principal amount unpaid at a rate equal to the lowest applicable federal rate of interest as set forth in Section 1274 of the Internal Revenue Code of 1986, as amended. Payments of principal and interest hereunder shall be made in accordance with the payment schedule attached hereto as SCHEDULE I and incorporated herein by reference.

     Maker shall pay to Holder four (4) equal installments of principal in the amount of $30,000 each, plus accrued interest hereon, on November 2 of each year commencing on November 2, 1996 and continuing thereafter until the Maturity Date (each, an "INSTALLMENT DATE"); PROVIDED, HOWEVER, that notwithstanding the foregoing, Holder agrees that so long as Maker is employed by Holder on any Installment Date, the amount of principal (but not interest) due and payable on such Installment Date shall be forgiven.

     This Note is secured by, and is entitled to the benefits of, that certain Stock Pledge Agreement (the "PLEDGE AGREEMENT") of even date hereof between Maker and Holder which provides certain security for the indebtedness of Maker under this Note. Neither the foregoing reference to the Pledge Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal of and interest on this Note as herein provided.

     Upon the occurrence of an Event of Default (as defined in the Pledge Agreement), Holder may declare the entire unpaid and principal balance hereof, together with interest and other amounts, if any, accrued hereon, immediately due and payable. In such event Maker shall be obliged to pay such principal, together with all interest accrued thereon to the date of payment and failure to do so shall entitle Holder the remedies provided for by the Pledge Agreement.

     Maker shall pay principal and other amounts under, and in accordance with the terms of, this Note, free and clear of and without deduction for any and all present and future taxes,


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levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes of the United States of America or any political subdivision thereof.

     Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, Maker agrees to pay, upon demand by Holder, in addition to principal and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other reasonable collection charges, including the costs of enforcing any judicial award or judgment, unless prohibited by law.

     All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to Holder at its principal office in Medford, Massachusetts, in lawful money of the United States of America, in funds immediately available to Holder as it may from time to time direct. If any payment on this Note becomes due and payable on a day other than a day (a "BUSINESS DAY") on which banks are open for the transaction of normal banking business in Boston, Massachusetts, the maturity thereof shall be extended to the next succeeding business day.

     The principal amount of this Note may be prepaid in whole or from time to time in part without premium or penalty of any type whatsoever.

     The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment, or forbearance or other indulgence without notice.

     None of the provisions hereof, and none of Holder's rights or remedies hereunder on account of any past or future defaults, shall be deemed to have been waived by Holder's acceptance of any past due amount or by any indulgence granted by Holder to Maker. This Note shall be the obligation of Maker and shall be binding upon him or his successors and assigns.

     As used herein, the term "HOLDER" shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee or assignee of this Note or the bearer, if this Note is at the time payable to bearer, and the term "MAKER" shall include, in addition to the initial obligor hereon, each person from time to time who is a maker, surety, guarantor and endorser hereof.

     This Note shall take effect as a sealed instrument and shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

     WITNESS the execution hereof under seal as of the day and date above first written.


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                                                     /s/ Joseph C. Hogan, Jr.
                                                     ---------------------------
                                                     Joseph C. Hogan, Jr.


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                                                                      Schedule I
                                                                      ----------

                                Payment Schedule
                                ----------------
                                                 1                   2
     Date           Principal Due    Interest Due   Total Payment Due    Balance
     ----           -------------    ------------   ------------------   -------

November 2, 1996      $30,000         $7,080.00           $7,080.00      $90,000

November 2, 1997       30,000          5,310.00            5,310.00       60,000

November 2, 1998       30,000          3,540.00            3,540.00       30,000

November 2, 1999       30,000          1,770.00            1,770.00         -0-

- ------------------
     1 Based upon the applicable federal rate of interest of 5.90%, as announced on November 1, 1995. This rate of interest may fluctuate, and the interest payment due on any Installment Date may change, in accordance with any changes to the applicable federal rate of interest announced from time to time by the Internal Revenue Service.

     2 The total payment due for each Installment Date assumes that Maker is employed by Holder on such Installment Date.

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